AVX Corporation Announces Preliminary Second Quarter Results

GREENVILLE, S.C. – October 25, 2012 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the second quarter ended September 30, 2012.

Chief Executive Officer and President, John Gilbertson, stated, “During the quarter, the business performed well and maintained the gross profit margin in a difficult economic environment.  We are optimistic that the market demand will provide more growth opportunities in the quarters ahead.”

Net sales were $360.8 million for the quarter and net income was $28.0 million, or $0.17 per diluted share.

On October 16, 2012, we announced that AVX has agreed to acquire the Tantalum Components Division of Nichicon Corporation for approximately $86 million. The all-cash purchase, which is expected to close before the end of the fiscal year, comprises tantalum component manufacturing subsidiaries in Shiga, Japan and Tianjin, China. AVX Vice President of Tantalum Products, Peter Collis, stated, “The acquisition of this well respected development and manufacturing organization further expands our presence in Asia and particularly in the growing automotive segment. It also provides AVX with an expanded tantalum product offering that will continue to allow AVX to be the leader in the Tantalum Component market.”

For the six months ended September 30, 2012, net sales were $714.0 and net loss was $108.7 million, or $0.64 per diluted share as a result of the special environmental charge recorded in the quarter ended June 30, 2012. As announced on October 10, 2012, we reached a $366.25 million financial settlement with respect to the EPA’s ongoing clean-up of  New Bedford Harbor in Massachusetts. The Company recorded a pre-tax charge of $266 million, or $0.98 per share on an after-tax basis, related to this matter in the quarter ended June 30, 2012 and no additional charge related to the matter was required in the results for the quarter ended September 30, 2012.

Net income, excluding the environmental charge, was $57.7 million, or $0.34 per share, for the six months ended September 30, 2012.

Chief Financial Officer, Kurt Cummings, stated, “We have continued to generate positive operating cash flows while focusing carefully on operating efficiencies and strategic growth opportunities.  The Company’s financial position remains exceptionally strong with cash, cash equivalents and short and long-term investments in securities of  $1.1 billion and no debt at September 30, 2012.  During the quarter, we paid $12.7 million of dividends to stockholders and spent $3.7 million to repurchase shares of AVX stock on the open market which are held as treasury stock.”

AVX, headquartered in Greenville, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

AVX CORPORATION

GAAP to Non-GAAP Reconciliation

(unaudited)

(in thousands, except per share data)

In order to better understand the Company’s short-term and long-term financial trends, investors may find it helpful to consider results excluding the environmental charge. The resulting non-GAAP financial measure provides additional information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and may be of assistance for period-over-period comparisons of such operations. Management considers the exclusion of such charges as part of its evaluation of the operating performance of the Company. Investors should consider the non-GAAP measure as a supplement to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, the non-GAAP financial measure may not be similar to non-GAAP information presented by other companies.  Detail of the Company’s non-GAAP measure is provided in the table above.

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking.  The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2013, overall volume and pricing trends, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures.  There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts.  Forward-looking statements reflect management's expectations and are inherently uncertain.  The forward-looking information and statements in this Press Release are subject to risks and uncertainties, including those discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2012, that could cause actual results to differ materially from those expressed in or implied by the information or statements herein.  Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC.  You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law.  All forward-looking statements contained in this Press Release constitute "forward-

looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Greenville

Kurt Cummings

864-967-9303